Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-108191, Form S-3 No. 333-110891 and Amendment No. 3 to Form S-3 No. 333- 114604) of I-trax, Inc. of our report dated February 24, 2004, except for Note 14, as to which the date is November 8, 2004, with respect to the consolidated financial statements of Meridian Healthcare Associates, Inc. and subsidiaries (d/b/a CHD Meridian Healthcare) for the years ended December 31, 2003, 2002 and 2001, included in this Current Report on Form 8-K/A of I-trax, Inc.



Nashville, Tennessee
November 8, 2004


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